Exhibit 5.1

lawyers@saul.com www.saul.com

January 19, 2012

AG Mortgage Investment Trust, Inc.

245 Park Avenue, 26th Floor

New York, NY 10167

Re:   AG Mortgage Investment Trust, Inc.

        Registration Statement on Form S-11

Ladies and Gentlemen:

We have acted as Maryland counsel to AG Mortgage Investment Trust, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of up to 11,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), proposed to be issued and sold in an underwritten public offering covered by the Registration Statement on Form S-11 (No. 333-178787) and the related Rule 462(b) Registration Statement on Form S-11 (collectively, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “1933 Act”), and all amendments thereto.

As a basis for our opinions, we have examined the following documents (collectively, the “Documents”):

(i) The Registration Statement; and

(ii) The prospectus contained in the Registration Statement (the “Prospectus”).

Also, as a basis for these opinions, we have examined the originals or certified copies of the following:

(iii) a certified copy of the Articles of Amendment and Restatement of the Company (the “Charter”);

Marc A. Citron – New Jersey Managing Partner
DELAWARE	MARYLAND	NEW JERSEY	NEW YORK	PENNSYLVANIA	WASHINGTON, DC

A DELAWARE LIMITED LIABILITY PARTNERSHIP

AG Mortgage Investment Trust, Inc.

January 19, 2012

(iv) a copy of the Amended and Restated Bylaws of the Company (the “Bylaws”);

(v) a copy of the resolutions adopted by the Board of Directors of the Company on December 28, 2011 and January 15, 2012, relating to, among other matters, the filing of the Registration Statement and authorizing the issuance and sale of the Shares (the “Board Resolutions”);

(vi) a Certificate of Status for the Company issued by the State Department of Assessments and Taxation of Maryland dated January 17, 2012;

(vii) a Certificate of the Secretary of the Company as to the authenticity of the Charter and Bylaws of the Company, the Board Resolutions approving the filing of the Registration Statement and authorizing the issuance and sale of the Shares, and other matters that we have deemed necessary and appropriate; and

(viii) such other documents and matters as we have deemed necessary and appropriate to express the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed:

(a) that all signatures on all Documents and any other documents submitted to us for examination are genuine;

(b) the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photographic copies, and the accuracy and completeness of all documents;

(c) the legal capacity of all natural persons executing any documents, whether on behalf of themselves or other persons;

(d) that all persons executing Documents on behalf of any party (other than the Company) are duly authorized;

(e) that there will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of Shares; and

(f) that at the time of delivery of any Shares to be delivered after the date hereof, the authorization of the issuance of the Shares by the Board of Directors will not have been modified or rescinded.

As to various questions of fact material to our opinions, we have relied upon a certificate and representations of Jonathan A. Lieberman, as Secretary of the Company, and have assumed that the Secretary’s Certificate and representations continue to remain true and

AG Mortgage Investment Trust, Inc.

January 19, 2012

complete as of the date of this letter. We have not examined any court records, dockets, or other public records, nor have we investigated the Company’s history or other transactions, except as specifically set forth in this letter.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth in this letter, it is our opinion, as of the date of this letter, that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of the State of Maryland.

2. The issuance of the Shares is duly authorized and, when and if the Shares are duly issued and delivered in the manner and for the consideration contemplated by the Board Resolutions, the Registration Statement, the Prospectus, and the applicable supplement or supplements to the Prospectus, the Shares will be validly issued, fully paid and nonassessable.

In addition to the qualifications set forth above, the opinions set forth in this letter are also subject to the following qualifications:

(i) We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland.

(ii) We assume no obligation to supplement our opinions if any applicable law changes after the date of this letter or if we become aware of any facts that might alter the opinions expressed in this letter after the date of this letter.

(iii) We express no opinion on the application of federal or state securities laws to the transactions contemplated in the Documents.

The opinions expressed in this letter are being furnished to you, for your benefit, and for your tax counsel, McDermott Will & Emery, who may rely on this opinion. The opinions expressed in this letter are furnished only with respect to the transactions contemplated by the Documents. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions shall be implied or inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ SAUL EWING LLP